FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                  March 8, 1999
                                 Date of Report



                                AJAY SPORTS, INC.
             (Exact Name of Registrant as specified in its charter)


                  Delaware             0-18204             39-1644025
               ----------------       -------------       --------------
               (State or other         (Commission       (I.R.S. Employer
                jurisdiction of         file number)      Identification Number)
                incorporation or
                organization)


         1501 E. Wisconsin Street
         Delavan, WI                                     53115
         ----------------------------------------        ----------
         (Address of Principal Executive Offices)        (Zip Code)


       Registrant's telephone number, including area code: (414) 728-5521


                                       N/A
               ---------------------------------------------------
           Former name or former address, if changed from last report

 ITEM 5:  Other Events

      On March 8, 1999, Ajay Sports, Inc. (the "Registrant") announced that it had signed a license agreement with Gary Player Group, Inc. that will cover the Registrant's design, manufacture, promotion, distribution and sale of golf bags, golf gloves, pull-type golf carts and golf accessories sold throughout the United States. The license with Gary Player Group will succeed the Spalding license as the Registrant's predominant golf accessory license. Earlier that same date, the Registrant announced a limited extension of its existing license agreement with Spalding Sports Worldwide, Inc. on selected golf products to provide a phase-out period for the Registrant's Spalding product line. The Registrant has had a license agreement with Spalding since 1983, with numerous amendments and renewals in response to marketplace changes. This limited extension agreement will run for a maximum of 18 months as inventory is sold and the Registrant moves from the Spalding-licensed product line to a newly licensed Gary Player product line.

                                   SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


 Date: March 9, 1999

                                AJAY SPORTS, INC.



                              By s\Robert R. Hebard
                                  ------------------------------
                                   Robert R. Hebard, Secretary